As filed with the Securities and Exchange Commission on April 29, 2003
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ___________

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933
                                   ___________

                              PRIVATEBANCORP, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                             36-3681151
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)

                                10 NORTH DEARBORN
                                    SUITE 900
                             CHICAGO, ILLINOIS 60602
    (Address, including zip code of registrant's principal executive office)
                           __________________________

                              PRIVATEBANCORP, INC.
                           INCENTIVE COMPENSATION PLAN
                                       AND
                              PRIVATEBANCORP, INC.
                           DEFERRED COMPENSATION PLAN
                            (Full title of the plans)
                                   ___________

                                DENNIS L. KLAESER
                             CHIEF FINANCIAL OFFICER
                                10 NORTH DEARBORN
                                    SUITE 900
                             CHICAGO, ILLINOIS 60602
                                 (312) 683-7100
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                             JENNIFER R. EVANS, ESQ.
                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                            222 NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60601
                                 (312) 609-7500
                                   ___________

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
    TITLE OF SECURITIES         AMOUNT TO            PROPOSED MAXIMUM             PROPOSED MAXIMUM                AMOUNT OF
     TO BE REGISTERED         BE REGISTERED     OFFERING PRICE PER SHARE(2)   AGGREGATE OFFERING PRICE     REGISTRATION FEE(2)(3)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par              480,000                 $23.50                   $11,280,000                    $913.68
value(1)
Deferred Compensation          $5,000,000                  100%                    $ 5,000,000(5)                 $405.00
Obligations (4)
====================================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares offered pursuant to the PrivateBancorp, Inc. Incentive Compensation Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to Rule 416(a).
(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee have been estimated based on the average of the high and low sales prices for the Common Stock on the Nasdaq National Market on April 23, 2003.
(3) An aggregate of 12,540 shares (as adjusted to reflect all stock splits and dividends to date) are being carried forward from those shares previously registered by a Registration Statement on Form S-8 (File No. 333-43830) plus an indeterminate number of shares that have already been authorized and registered under that Registration Statement and that may become available for issuance. A registration fee was already paid with respect to the shares registered in that filing. The previously registered shares being carried forward together with the shares being registered hereby represent the total number of shares reserved for issuance under the PrivateBancorp, Inc. Incentive Compensation Plan.
(4) The Deferred Compensation Obligations are unsecured obligations of PrivateBancorp, Inc. to pay deferred compensation in the future in accordance with the terms of the PrivateBancorp, Inc. Incentive Compensation Plan and the PrivateBancorp, Inc. Deferred Compensation Plan.
(5)     Estimated solely for the purpose of determining the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         This Registration Statement relates to the registration of 480,000 shares of Common Stock, no par value per share, of PrivateBancorp, Inc. (the "Registrant") to be offered from time to time pursuant to the PrivateBancorp, Inc. Incentive Compensation Plan (the "Incentive Compensation Plan"). Pursuant to the Form S-8 Registration Statement filed by the Registrant on August 15, 2000, 12,540 previously registered shares of Common Stock remain available for offer and sale under the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan, plus an indeterminate amount of shares that have already been authorized and that may become available for issuance under that plan. The contents of that Registration Statement (File No. 333-43830) are incorporated herein by reference pursuant to General Instruction E to Form S-8. This Registration Statement also covers the Deferred Compensation Obligations of the Registrant to pay deferred compensation in shares of Common Stock or cash in accordance with the terms of the PrivateBancorp, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan" and, together with the Incentive Compensation Plan, the "Plans") and the Incentive Compensation Plan.

         The documents containing the information required by this section will be given to those persons, all of whom are employees of Registrant who participate in the Plans. Such documents are not required to be filed with the Commission as a part of the Registration Statement or as an Exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by PrivateBancorp, Inc., a Delaware corporation ("Registrant"), are incorporated in this Registration Statement by reference:

         o Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on March 7, 2003 (File No. 0-25887);

         o Current Report on Form 8-K filed with the SEC on January 3, 2003 (File No. 0-25887);

         o Current Report on Form 8-K filed with the SEC on January 21, 2003 (File No. 0-25887);

         o Current Report on Form 8-K filed with the SEC on February 27, 2003 (File No. 0-25887);

         o Current Report on Form 8-K filed with the SEC on March 24, 2003 (File No. 0-25887);

         o        Current Report on Form 8-K dated April 21, 2003 (File No.
                  0-25887); and

         o the description of Registrant's Common Stock contained in its Registration Statement on Form 8-A, as amended, dated April 28, 1999 (File No. 0-25887).

         All documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Registrant's Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

         Under the Plans, eligible employees and directors of the Registrant and its subsidiaries will have the opportunity to defer a specified percentage of their cash compensation. The obligations of the Registrant and its subsidiaries to pay deferred compensation in the future in accordance with the terms of the Plans (the "Obligations") will be unsecured general obligations of the Registrant and will rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding. However, because the Registrant is a holding company, the right of the Registrant, and hence the right of creditors of the Registrant (including participants in the Plans), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Registrant itself as a creditor of the subsidiary may be recognized. In addition, the ability of the

Registrant's bank subsidiary to pay dividends to the Registrant may be restricted by bank regulatory capital requirements.

         The following summary of the Obligations does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Plans, including the definitions therein of certain terms. A copy of each of the Plans has been filed as an exhibit to this Registration Statement or incorporated by reference into this Registration Statement.

         The amount of compensation to be deferred by each participating employee or director (each a "Participant," and collectively, the "Participants") will be determined in accordance with each respective Plan based on elections by the Participants. The Obligations under the Plans are payable in accordance with the terms of each Plan upon a Participant's retirement or termination of employment due to death, disability or change in control. Obligations will accrue "interest" as prescribed and to be credited under the terms of the Plans. Each Participant's Obligation will be adjusted to reflect the investment experience of the applicable benchmark, including any appreciation or depreciation. Each Participant will be fully vested in the Obligations.

         A Participant's right or the right of any other person to the Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of a beneficiary under the Plans or by laws of descent and distribution.

         The Obligations are not subject to redemption at the option of the Registrant, in whole or in part, prior to the termination of a Participant's employment. However, the Registrant reserves the right to amend or terminate the Plans at any time, except that no such amendment or termination shall adversely affect the right of any Participant to the balance of his or her deferred account as of the date of such amendment or termination.

         The Obligations are not convertible into another security of the Registrant. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Registrant. No trustee has been appointed having the authority to take action with respect to the Obligations regarding the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants or taking action upon a default, and, accordingly, each Participant will be responsible for acting independently with respect thereto.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law grants each corporation organized thereunder the powers to indemnify any individual made party or threatened to be made party to any threatened, pending or completed action, suit or proceeding because the individual is or was a director, officer, employee or agent of the corporation, against actual and reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred with respect to an action, suit or proceeding if the individual acted in good faith, and the individual reasonably believed: (a) that the individual's conduct was in the corporation's best interests; (b) that the individual's conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, that the individual had no reasonable cause to believe the individual's conduct was unlawful. However, there will be limited or no indemnification for directors, officers, employees or agents adjudged to be liable to the corporation where such individuals are parties to any action by or in the right of the corporation.

         Article Ninth of the Company's Amended and Restated Certificate of Incorporation provides as follows:

         NINTH: The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words "liabilities" and "expenses" shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs. The indemnification provided by this Article NINTH shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article NINTH or otherwise.

         For purposes of this Article NINTH, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         The provisions of this Article NINTH shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

         Article XI of the Amended and Restated By-Laws of the Company provides as follows:

         Section 11.1 Third-Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgment, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding; if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 11.2 Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification shall be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines on application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court of common pleas or other court shall deem proper.

         Section 11.3 Rights After Successful Defense. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in
Section 11.1 or 11.2 above, or in defense of any claim, issue, or matter in that action, suit, or proceeding, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding.

         Section 11.4 Other Determination of Rights. Unless ordered by a court, any indemnification made under Section 11.1 or 11.2 above, shall be made by the Corporation only as authorized in the specific case on a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 11.1 or 11.2 above. The determination shall be made
(a) by a majority vote of a quorum
consisting of directors who were not and are not parties to or threatened with the action, suit, or proceeding; (b) if the described quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (c) by the stockholders; or (d) by the court in which the action, suit, or proceeding was brought.

         Section 11.5 Advances of Expenses. Expenses of each person seeking indemnification under Section 11.1 or 11.2 above, may be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the board of directors in the specific case, on receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation.

         Section 11.6 Nonexclusiveness; Heirs. The indemnification provided by this Article shall not be deemed exclusive of, and shall be in addition to, any other rights to which those seeking indemnification may be entitled as a matter of law or under the Certificate of Incorporation, these By-Laws, any agreement, vote of stockholders, any insurance purchased by the Corporation, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

         The effect of the foregoing provisions of the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws would be to permit such indemnification of officers and directors by the Company for liabilities arising under the Securities Act of 1933.

         We have entered into indemnification agreements with our directors and executive officers to indemnify them against certain liabilities. Consistent with the provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, under the terms of the agreements, we will indemnify our directors and executive officers to the fullest extent permitted under applicable law against all expenses, liabilities and losses incurred in connection with any legal proceeding brought against any of them by reason of their status as directors, officers, employees, agents or fiduciaries of the company. The expenses, liabilities and losses which we are obligated to pay may include judgments, fines and amounts paid in settlement of such legal proceedings by our directors and executive officers so long as they acted in good faith and in a manner which they reasonably believed was in the best interests of the company.

         The Company has purchased $25 million of insurance policies which insure the Company's directors and officers against liability which they may incur as a result of actions taken in such capacities. In addition, the Company maintains trust errors and omissions coverage up to a limit of $25 million.

         Under its agreement with the Underwriters, the Company has agreed to indemnify the Underwriters against certain civil liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1 Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc. Filed as an exhibit to the Registrant's Form S-1 Registration Statement (File No. 333-77147) and
incorporated herein by reference.


4.2 Amended and Restated By-Laws of PrivateBancorp, Inc. Filed as an exhibit to the Registrant's Form S-1 Registration Statement (File No. 333-77147) and incorporated herein by reference.

4.3 PrivateBancorp, Inc. Incentive Compensation Plan. Included as Appendix A to the Registrant's Schedule 14A filed with the SEC on March 14, 2003 and incorporated herein by reference.

4.4      PrivateBancorp, Inc. Deferred Compensation Plan.

5.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding legality of the securities.

23.1     Consent of Ernst & Young LLP.

24.1 Powers of Attorney (included on the signature pages of the Registration Statement).

         The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make or has made all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 25th day of April, 2003.

                                                 PRIVATEBANCORP, INC.


                                                 By: /s/ Ralph B. Mandell
                                                 -------------------------------
                                                 Ralph B. Mandell
                                                 Chairman, President and
                                                 Chief Executive Officer

         We, the undersigned directors of PrivateBancorp, Inc., and each of us, do hereby constitute and appoint Ralph B. Mandell, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 25th day of April, 2003 in the capacities indicated.

                   SIGNATURE                                                        TITLE
                   ---------                                                        -----

              /s/ Ralph B. Mandell
__________________________________________________                    Chairman, President and Chief Executive
                  Ralph B. Mandell                                                    Officer

              /s/ Dennis L. Klaeser
__________________________________________________
                  Dennis L. Klaeser                                           Chief Financial Officer

               /s/ Lisa M. O'Neill
__________________________________________________
                   Lisa M. O'Neill                                                  Controller

               /s/ Donald L. Beal
__________________________________________________
                   Donald L. Beal                                                    Director

              /s/ Naomi T. Borwell
__________________________________________________
                  Naomi T. Borwell                                                   Director

            /s/ William A. Castellano
__________________________________________________
                William A. Castellano                                                Director

              /s/ Robert F. Coleman
__________________________________________________
                  Robert F. Coleman                                                  Director


                                       10

               /s/ John E. Gorman
__________________________________________________
                   John E. Gorman                                                    Director

            /s/ William A. Goldstein
__________________________________________________
                William A. Goldstein                                                 Director

              /s/ Alvin J. Gottlieb
__________________________________________________
                  Alvin J. Gottlieb                                                  Director

              /s/ James M. Guyette
__________________________________________________
                  James M. Guyette                                                   Director

              /s/ Richard C. Jensen
__________________________________________________
                  Richard C. Jensen                                                  Director

              /s/ Philip M. Kayman
__________________________________________________
                  Philip M. Kayman                                                   Director

             /s/ William R. Langley
__________________________________________________
                 William R. Langley                                                  Director

              /s/ Thomas F. Meagher
__________________________________________________
                  Thomas F. Meagher                                                  Director

               /s/ William J. Podl
__________________________________________________
                   William J. Podl                                                   Director

              /s/ Michael B. Susman
__________________________________________________
                  Michael B. Susman                                                  Director

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBIT

4.1 Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc. Filed as an exhibit to the Registrant's Form S-1 Registration Statement (File No. 333-77147) and incorporated herein by reference.


4.2 Amended and Restated By-Laws of PrivateBancorp, Inc. Filed as an exhibit to the Registrant's Form S-1 Registration Statement (File No. 333-77147) and incorporated herein by reference.

4.3 PrivateBancorp, Inc. Incentive Compensation Plan. Included as Appendix A to the Registrant's Schedule 14A filed with the SEC on March 14, 2003 and incorporated herein by reference.

4.4      PrivateBancorp, Inc. Deferred Compensation Plan.

5.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding legality of the securities.

23.1     Consent of Ernst & Young LLP.

24.1 Powers of Attorney (included on the signature pages of the Registration Statement).